Minerco's Level 5 Increases Avanzar Stake to 75%

Minerco Continues Strategy of Creating Shareholder Value Through
Acquisition of Cash-Flowing Assets

HOUSTON, May 06, 2015 -- Minerco Resources, Inc. (OTC:MINE), parent company of Level 5 Beverage Company, Inc., the makers of VitaminFIZZ®, announced that Level 5 has exercised its option to purchase an additional 24% equity stake in Avanzar Sales and Distribution, LLC in California. This option increases Level 5's equity stake in Avanzar to 75%.  Minerco previously announced the initial purchase of the controlling interest last year and a 21% equity purchase option during March of this year in Avanzar.

"Minerco is taking accelerated and strategic steps to acquire cash flowing assets to increase our stockholders' equity," said V. Scott Vanis, Minerco's Chairman and CEO.  "Our partnership with Avanzar continues to be mutually beneficial on multiple levels. With our support and their expertise, Avanzar has been able to increase its clientele and geographic network, which in turn has quickly increased the number of retailers carrying VitaminFIZZ and all of Avanzar’s products."

Avanzar is a leading full service broker and distributor of world-class consumables and products.  The company distributes specialty snacks and beverages to over 5,300 Southern California locations from Santa Barbra to San Diego. Avanzar’s high-profile accounts include Gelson’s, Kmart, Stater Bros., Walmart and Winco as well as recently expanded contracts with Albertsons and Walgreens.

Bill Juarez, the President of Avanzar, stated, "We are very pleased to have Minerco and Level 5 increase their investment in our organization. This partnership has resulted in significant expansion in our service offerings and our footprint. We are well positioned to continue our growth and breadth for all parties.”

About Avanzar
Headquartered in Brea, California, Avanzar Sales and Distribution specializes in working with early stage, fast moving consumer brands to develop and implement sales and distribution strategies. The Company operates a full service brokerage which includes account management, trade development and logistics services as well as in house DSD operations throughout Southern California. Avanzar distributes products to some of the most trusted retailers in the United States, including Kroger, Albertsons, HEB, Golub (Price Chopper), Whole Foods, Walgreens, 7-Eleven, Tesoro, Circle K, Chevron, Kmart, Walmart, Stater Bros., Gelson's and Winco. www.avanzarsales.com

About Minerco Resources, Inc.
Minerco Resources, Inc. (OTC:MINE), is the parent company specializing in the food and beverage industry. Its portfolio of companies include Level 5 Beverage Company, Inc. (Level 5), Avanzar Sales & Distribution, LLC and The Herbal Collection™. Level 5 is a specialty beverage company that develops, produces, markets and distributes a diversified collection of forward-thinking, healthful consumer brands. Level 5 brands include VitaminFIZZ®, Vitamin Creamer® and Island Style™. http://minercoresources.com

Public Disclosure
Details of the Company's business, finances and agreements can be found as part of the Company's continuous public disclosure as a fully reporting issuer under the Securities Exchange Act of 1934 filed with the Securities and Exchange Commission's ("SEC") EDGAR database. For more information, please visit: http://www.minercoresources.com. The above statements have not been evaluated by the Food and Drug Administration (FDA). These products are not intended to diagnose, treat, cure or prevent any disease.

Safe Harbor Statement
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934 that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although we believe that the expectations and assumptions upon which they are based are reasonable, we can give no assurance that such expectations and assumptions will prove to have been correct. Some of these uncertainties include, without limitation, the company's ability to perform under existing contracts or to procure future contracts. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including without limitation, successful implementation of our business strategy and competition, any of which may cause actual results to differ materially from those described in the statements. We undertake no obligation and do not intend to update, revise or otherwise publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of any unanticipated events. Although we believe that our expectations are based on reasonable assumptions, we can give no assurance that our expectations will materialize. Many factors could cause actual results to differ materially from our forward-looking statements.

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